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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported)   April 15, 1994



                                AMOCO CORPORATION
             (Exact name of registrant as specified in its charter)



             Indiana                   1-170-2             36-1812780
   (State or other jurisdiction    (Commission        (IRS Employer
    of incorporation)               File Number)      Identification No.)



   200 East Randolph Drive, Chicago, Illinois             60601
      (Address of principal executive offices)         (Zip Code)



   Registrant's telephone number, including area code   (312) 856-6111


                                  (No Change)
         (Former name or former address, if changed since last report).











                          This report contains 3 pages.



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   INFORMATION TO BE INCLUDED IN THE REPORT

   Item 5.  Other Events


        On April  15, 1994, the Superior  Court of the  State of California,

   County  of  Los  Angeles,  entered   a  new  judgment  for  a  total   of

   $107,609,032.20  in favor of Amoco Chemical  Company and Amoco Reinforced

   Plastics Company,  subsidiaries  of Amoco  Corporation,  against  certain underwriters at Lloyd's of London and various other British and  European insurance  carriers,  in  AMOCO  CHEMICAL COMPANY,  et  al,  vs.  CERTAIN

   UNDERWRITERS AT  LLOYD'S OF LONDON, et  al.  In that  case, Amoco alleged that the defendant insurers wrongfully refused to pay for the defense and settlement of  product liability  lawsuits arising from  Amoco Reinforced

   Plastics  Company's  manufacture  of  irrigation and  sewer  pipe in  the

   1970's.   The new  judgment  reflects a  court-ordered reduction  in  the

   punitive   damages   award   included   in   the  prior   judgment   from

   $376,545,097.64 to  $71,488,910.00.   The compensatory damages  award was

   unchanged.



        The judgment  remains subject to  appeal by the  defendants and  the reduced  punitive damages award  is subject to appeal  by the plaintiffs.

   Accordingly,  it is  impossible  at  this time  to predict  the  ultimate outcome of  this case or its  impact, if any, on  the financial position,

   results of operations, and cash flows of Amoco Corporation.






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                                    SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                              AMOCO CORPORATION
                                                 (Registrant)




   Date     April 25, 1994        GEORGE S. SPINDLER
                                  George S. Spindler
                                  Senior Vice President and General Counsel



























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